PRINCIPAL FINANCIAL GROUP, INC.
Non-GAAP Financial Measures (in millions, except as noted)

	30-Sep-10	31-Dec-09	31-Dec-08	31-Dec-07	31-Dec-04	31-Dec-01
Net income available to common stockholders						
Operating earnings	$630.7	$733.3	$844.6	$976.0	$621.2	$452.3
Net realized capital gains (losses)	(156.9)	(213.4)	(503.5)	(228.6)	(61.8)	(305.8)
Other after-tax adjustments	(6.8)	69.8	84.0	79.9	266.2	212.3
Net income available to common stockholders	$467.0	$589.7	$425.1	$827.3	$825.6	$358.8
Total stockholders' equity:						
Total stockholders' equity x-OCI available to common stockholders	$8,876.7	$8,393.5	$6,842.4	$6,459.5	$6,231.0	
Net unrealized capital gains (losses)	697.3	(640.5)	(4,170.8)	317.1	1,403.9	
Foreign currency translation	3.8	(5.3)	(173.5)	35.9	(85.3)	
Net unrecognized postretirement benefit obligations	(224.3)	(396.2)	(567.3)	67.2	-	
Minimum pension liability	-	-	-	-	(5.3)	
Preferred stock, at par	0.1	0.1	0.1	0.1	-	
Paid-in capital - preferred stock	541.9	541.9	541.9	541.9	-	
Noncontrolling interest	138.8	122.9	96.5	97.6	9.6	
Total stockholders' equity	$10,034.3	$8,016.4	$2,569.3	$7,519.3	$7,553.9	
Book value per common share including OCI:						
Book value x-OCI	$27.71	$26.31	$26.39	$24.93	$20.73	
Net unrealized capital gains (losses)	2.18	(2.00)	(16.08)	1.22	4.67	
Foreign currency translation	0.01	(0.02)	(0.67)	0.14	(0.28)	
Net unrecognized postretirement benefit obligations	(0.70)	(1.24)	(2.19)	0.26	-	
Minimum pension liability	-	-	-	-	(0.02)	
Book value per common share including OCI	$29.20	$23.05	$7.45	$26.55	$25.10	
Net income ROE available to common stockholders (including OCI)						
Operating earnings ROE (x-OCI)	9.7%	9.6%	12.7%	15.1%	10.0%	
Net realized capital gains (losses)	-2.6%	-2.9%	-7.6%	-3.5%	-1.0%	
Other after-tax adjustments	-0.1%	1.0%	1.3%	1.2%	4.3%	
Net income ROE available to common stockholders (x-OCI)	7.0%	7.7%	6.4%	12.8%	13.3%	
Net unrealized capital gains (losses)	0.2%	3.6%	2.7%	-1.1%	-2.4%	
Foreign currency translation	0.0%	0.2%	0.1%	0.0%	0.1%	
Net unrecognized postretirement benefit obligations	0.3%	1.2%	0.5%	0.0%	0.0%	
Minimum pension liability	0.0%	0.0%	0.0%	0.0%	0.0%	
Net income ROE available to common stockholders (including OCI)	7.5%	12.7%	9.7%	11.7%	11.0%	